Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) Curian / BlackRock Global Long Short Credit Fund (SMF_CC-GC)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:            09-17-2014

Security Type:                            BND/CORP

Issuer                                    Alcoa Inc. (2024)

Selling Underwriter                       Morgan Stanley & Co. LLC


Affiliated Underwriter(s)                 [X]PNC Capital Markets LLC
                                          [ ]Other:

List of Underwriter(s)
Morgan Stanley & Co. LLC, Credit
Suisse Securities (USA) LLC,
Citigroup Global Markets Inc.,
Goldman, Sachs & Co., J.P. Morgan
Securities LLC, BNP Paribas
Securities Corp., Mitsubishi UFJ
Securities (USA), Inc., RBC
Capital Markets, LLC, RBS
Securities Inc., ANZ Securities,
Inc., Banca IMI S.p.A., Banco
Bradesco BBI S.A., BB Securities
Ltd., BBVA Securities Inc., BNY
Mellon Capital Markets, LLC,
Credit Agricole Securities (USA)
Inc., Mizuho Securities USA Inc.,
PNC Capital Markets LLC, Sandler
ONeill & Partners, L.P., SG
Americas Securities, LLC, SMBC
Nikko Securities America, Inc.,
Standard Chartered Bank, TD
Securities (USA) LLC, The Williams
Capital Group, L.P., U.S. Bancorp
Investments, Inc.

Transaction Details

Date of Purchase                          09-17-2014
Purchase Price/Share(per share / % of par)
                                          $100.00

Total Commission, Spread or Profit         1.000%

1. Aggregate Principal Amount Purchased (a+b)
                                           90,000,000

a.	US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                           $41,667,000

b.	Other BlackRock Clients
                                                   $48,333,000

2. Aggregate Principal Amount of Offering
                                                   $1,250,000,000

Fund Ratio

[Divide Sum of #1 by #2] Must be less than 0.25
                                                     0.072

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see
 Definitions):
 [X] U.S. Registered Public Offering	[Issuer must have 3 years of
continuous operations]
 [ ]Eligible Rule 144A Offering	[Issuer must have 3 years of continuous
operations]
 [ ]Eligible Municipal Securities
 [ ]Eligible Foreign Offering	[Issuer must have 3 years of continuous
operations]
 [ ]Government Securities Offering	[Issuer must have 3 years of
continuous operations]

Timing and Price (check ONE or BOTH)
 [X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and [ ]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
  [X] YES
  [ ]NO The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)
  [X] YES
  [ ]NO No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:Dillip Behera
Global Syndicate Team Member

Date:09-17-2014

Approved by:Steven DeLaura
Global Syndicate Team Member

Date:09-17-2014